Exhibit 10.2

CONFIDENTIAL INFORMATION AND
ASSIGNMENT OF INVENTIONS AGREEMENT

     This Agreement is made as of the                      day of                     ,      , between OrthoLogic, Corp., a Delaware corporation with its principal place of business in Arizona (the “Company”), and                                          (the “Individual”).

RECITALS

     A. The Individual is engaged by the Company, or is about to be engaged by the Company, as its                                         (the “Engagement”).

     B. The Individual has been, or will be, given access by the Company to confidential and proprietary information of the Company.

     C. The Company has retained the Individual pursuant to the terms of                                                             .

AGREEMENTS

     IN CONSIDERATION of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Individual and the Company agree as follows:

     1. Nondisclosure of Proprietary Information. The Company invents, develops, manufactures and markets processes and products that involve experimental or inventive work. The Company’s success depends upon the protection of these processes and products by patent or by secrecy. The Individual has had, or may have, access to the Company’s “Proprietary Information.” Access to this Proprietary Information is given to the Individual only if the Individual agrees to keep that information secret as follows:

          (a) “Proprietary Information” shall mean: (i) any and all methods, inventions, improvements, information, data or discoveries, whether or not patentable, relating to the business or operations of the Company that are secret, proprietary, confidential or generally undisclosed, (including information originated or provided by the Individual during the term of the Engagement) in any area of knowledge, including information concerning trade secrets, processes, software, products, patents, inventions, formulae, apparatus, techniques, technical data, improvements, specifications, servicing, attributes and relative attributes relating to any of the Company’s equipment, devices, processes or products; and (ii) if and to the extent maintained as confidential by the Company, the identities of the Company’s customers and potential customers (“Customers”) including Customers the Individual successfully cultivates or maintains during his Engagement using the Company’s products, name or infrastructure; the identities of contact persons at Customers; the preferences, likes, dislikes and technical and other requirements of Customers and contact persons with respect to product types, pricing, sales calls, timing, sales terms, rental terms, lease terms, service plans, and other marketing terms and techniques; the Company’s business methods, practices, strategies, forecasts, know-how, pricing, and marketing plans and techniques; the identity of key accounts; the identity of potential key accounts; and the identities of the Company’s key Patient Service Representatives and employees. Notwithstanding the foregoing, Proprietary Information shall not be deemed to include (i) information that was known to the

Individual prior to the Engagement with the Company; or (ii) information that is or hereafter becomes publicly available or known to the general public without a breach or fault on the part of the Individual; or (iii) information that is made available to third parties by the Company without restrictions on disclosure; or (iv) information that is rightfully received by the Individual subsequent to the termination of the Engagement from a third party without any obligation of confidentiality, or (v) information that is independently developed by the Individual subsequent to the termination of the Engagement without the use of Proprietary Information; or (vi) information that the Individual is requested or required to disclose by a court, by governmental action or otherwise in connection with legal proceedings (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), provided the Individual gives the Company reasonable notice of such request or requirement so that the Company may seek a protective order, if appropriate.

          (b) The Individual acknowledges that the Company has exclusive property rights to all Proprietary Information and the Individual hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of the duties of his Engagement with the Company or as otherwise permitted pursuant to this Agreement, the Individual will not at any time during or after the term of his Engagement, without the prior written consent of the Company, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information.

          (c) All documents, records, notebooks, notes, memoranda, data bases, and similar repositories containing Proprietary Information made or compiled by the Individual at any time, including any and all copies thereof, are and shall be the property of the Company, shall be held by him in trust solely for the benefit of the Company, and shall be delivered to the Company by him on the termination of his Engagement or at any other time upon the request of the Company.

          (d) The Individual agrees to certify in writing at or before final termination of the Engagement that the Individual no longer has in the Individual’s possession, custody or control of any copies of any business documents generated at or relating to the Company nor any Proprietary Information, whether in hard copy, on a computer’s hard drive, on disks or in any other form or media.

          (e) For a period of three (3) years following the termination of the Engagement, the Individual agrees to provide notification, at the start of any new engagement or employment, to all subsequent employers or contracting parties who are involved in any way in the medical products or services industry or are otherwise competitors of the Company, of the terms and conditions of this Agreement, along with a copy of this Agreement.

     2. Inventions.

          (a) For purposes of this Section 2, the term “Inventions” shall mean discoveries, concepts, and ideas, whether patentable or not, including improvements, know-how, data, processes, methods, formulae, and techniques, concerning any past, present or prospective Company activities that the Individual makes, discovers or conceives (whether or not during the hours of his Engagement or with the use of the Company’s facilities, materials or personnel), either solely or jointly with others during his Engagement by the Company and, if based on Proprietary

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Information, at any time after termination of such Engagement. All Inventions shall be solely the property of the Company and the Individual agrees to perform the requirements of this Section with respect thereto without the payment by the Company of any royalty or any consideration other than as provided in this Agreement.

          (b) The Individual shall maintain written notebooks in which he shall set forth on a current basis information as to all Inventions describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Company’s behalf, whether or not in the Individual’s opinion a given research project has resulted in an Invention. The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of his Engagement or upon request of the Company.

          (c) The Individual shall apply, at the Company’s request and expense, for United States and foreign letters patent upon the Inventions, either in the Individual’s name or otherwise as the Company shall desire.

          (d) The Individual hereby assigns to the Company all of his rights to Inventions, and to applications for United States and/or foreign letters patent and to United States and/or foreign letters patent granted upon Inventions.

          (e) The Individual shall acknowledge and deliver promptly to the Company without charge to the Company but at its expense such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Individual’s inventorship, as may be necessary in the reasonable opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee.

          (f) The Individual’s obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries shall continue beyond the Engagement provided the performance of such obligations do not unreasonably interfere with the Individual’s then regular business activities or employment, but the Company shall compensate the Individual at a reasonable rate for time actually spent by him at the Company’s request on such assistance. If after reasonable efforts the Company is unable for any reason whatsoever to secure the Individual’s signature to any lawful and necessary document required to apply for or execute any patent application with respect to any Inventions, including renewals, extensions, continuations, division or continuations in part thereof, the Individual hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and in his behalf and instead of the Individual, to execute and file any application and to do all other lawful permitted acts to further the prosecution and issuance of patents with the same legal force and effect as if executed by the Individual.

          (g) As a matter of record the Individual has identified on Exhibit A attached hereto all inventions or improvements relevant to the activity of the Company which have been made or conceived or first reduced to practice by the Individual alone or jointly with others prior to his Engagement by the Company, that he desires to remove from the operation of this Section 2; and the Individual covenants that such list is complete. It is understood and agreed that such inventions and improvements shall not be subject to the provisions of this Agreement. If there is no

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such list or if no Exhibit A is attached, the Individual represents that he has made no such inventions and improvements at the time of signing this Agreement.

          (h) No provisions of this Section shall be deemed to limit the restrictions application to the Individual under Section 1.

     3. Shop Rights. The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 2 but which are conceived or made by the Individual during the period he is engaged by the Company with the use or assistance of the Company’s facilities, materials or personnel.

     4. Compliance with Law and Amendment by Court: If there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. If any part of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but: (i) the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in an unconscionable injustice; and (ii) the court shall amend the Agreement to the extent necessary to make the Agreement valid and enforceable.

     5. Freedom From Engagement Restrictions. The Individual represents and warrants that the Individual has not entered into any agreement, whether express, implied, oral, or written, that poses an impediment to the Individual’s Engagement by the Company including the Individual’s compliance with the terms of this Agreement. In particular, the Individual is not subject to a preexisting non-competition agreement, and no restrictions or limitations exist respecting the Individual’s ability to perform fully the Individual’s obligations with the Company including the Individual’s compliance with the terms of this Agreement.

     6. Third Party Trade Secrets. During the Individual’s Engagement by the Company, the Individual agrees not to copy, refer to, or in any way use information which is proprietary to any third party (including any previous employer). The Individual represents and warrants that the Individual has not improperly taken any documents, listings, hardware, software, discs, or any other tangible medium that embodies Proprietary Information from any third party, and that the Individual does not intend to copy, refer to, or in any way use information which is proprietary to any third party in performing the Individual’s duties for the Company.

     7. Injunctive Relief; Legal Fees. The Individual acknowledges that a breach of this Agreement is likely to result in irreparable and unreasonable harm to the Company, that damages caused by a breach would be extremely difficult to calculate, and that injunctive relief, as well as damages, would be appropriate. In the event of any action to enforce the provisions of this Agreement, the non-prevailing party shall be responsible for paying all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing party in connection with such action; provided, however, that if there is no clear prevailing party in such

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action, the court or arbiter hearing such action will make the determination as to each party’s responsibility for paying such costs and expenses.

     8. Successors and Assigns. This Agreement shall be binding upon the Individual, his heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors, and assigns.

     9. Prior Agreements; Waiver; Severability. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained in it and supersedes those provisions of all prior and contemporaneous agreements, representations and understandings of the parties pertaining to the same subject matter. No waiver of any of the provisions of this Agreement shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     10. Governing Law. This Agreement is entered into in Arizona and shall be governed by the laws of the State of Arizona for all purposes. The parties hereby submit themselves to the courts of the State of Arizona, located in the County of Maricopa, for the purpose of personal jurisdiction in any action to enforce this Agreement.

     11. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement in any way. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in the Agreement, they shall be deemed to be followed by the words “without limitation.”

     12. Consultation. The Individual is advised to obtain the advice of legal counsel before signing this Agreement. By their signatures below, the Individual and the Company’s representative acknowledge that they have each read the entire contents of this Agreement, that they fully understand the terms and conditions hereof, and that each has independently had an opportunity to review and discuss the Agreement with the advisor(s) or counsel of their respective choosing.

ORTHOLOGIC CORP.

By:

Name:

Title:

INDIVIDUAL

Name:

Date:

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EXHIBIT A

Ladies and Gentlemen:

     The following is a complete list of all inventions or improvements relevant to the subject matter of my engagement by OrthoLogic (the “Company”) which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

                        No inventions or improvements

                        See below

                        Additional sheets attached

Name

Date: